Exhibit 10.12

FIRST AMENDMENT TO JUNE 23, 2011 EMPLOYMENT AGREEMENT

FIRST AMENDMENT TO THE JUNE 23, 2011 EMPLOYMENT AGREEMENT (this “First Amendment”), dated as of March 18, 2013, by and between AGS Holdings, LLC, and AGS, LLC Delaware limited liability companies with a place of business located at 6680 Amelia Earhart Court, Las Vegas, NV 89119 (“AGS”) and Mr. Curt Mayer, an individual with an address of [REDACTED] (“Mayer”).

R E C I T A L S:

WHEREAS, AGS and Mayer entered into an Employment Agreement dated as of June 23, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Employment Agreement”); and

WHEREAS, AGS and Mayer wish to amend the Employment Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

1. Severance. Severance is hereby amended and increased to nine (9) months base monthly salary.

2. Phantom Units Grant—Strike Price Amendment

(a) Your “Strike Price Value” is $90,000,000 until January 1, 2014, at which time it shall increase to $115,000,000. The Strike Price Value shall be adjusted from time to time as follows: (i) the Strike Price Value shall be increased by any additional capital contributions made on the Outstanding AGS Units by the holders thereof after January 1, 2014 and (ii) the Strike Price Value shall be reduced by any distributions or redemption payments made on the Outstanding AGS Units (other than tax distributions as determined by the Board) prior to a Change in Control.

3. Reaffirmation of Employment Agreement. This First Amendment shall be deemed to be an amendment to the Employment Agreement, and the Employment Agreement as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Employment Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Employment Agreement as amended hereby. This First Amendment is limited as specified and shall not constitute a modification or waiver of any other provision of the Employment Agreement.

4. Counterparts; Facsimile. This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This First Amendment may be executed via facsimile or other electronic transmissions.

5. Governing Law. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF.

IN WITNESS WHEREOF, each of the undersigned parties hereto has caused a counterpart of this First Amendment to be duly executed and delivered as of the date first above written.

AGS, LLC

By:	/s/ ROBERT MIODUNSKI
ROBERT MIODUNSKI
CEO
CURT MAYER
/s/ CURT MAYER
CURT MAYER

ALPINE AGS, LLC FOR AGS HOLDINGS, LLC

By:	/s/ Graham Weaver
Graham Weaver An Authorized Signatory